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                                                                    Exhibit 4.04

                     Form of CCC Information Services Group Inc.
                          1998 Employee Stock Purchase Plan


     1. PURPOSE. The purpose of the CCC Information Services Group Inc. 1998 Employee Stock Purchase Plan (the "Plan"), is to provide employees of CCC Information Services Group Inc. ("CCC") and Participating Subsidiaries (CCC and the Participating Subsidiaries being collectively referred to as the "Company") an opportunity to own an equity interest in CCC and, through such ownership, to promote their identification with the interests of shareholders of CCC, to stimulate their commitment to the business objectives of CCC and to maintain their motivation through the opportunity to share in the growth of CCC. It is intended that options issued pursuant to the Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of
Section 423 of the Internal Revenue Code of 1986, as amended.

     2. DEFINITIONS. As used herein, the terms set forth below have the meanings assigned to them in this Section 2 and shall include the plural as well as the singular.

          ADMINISTRATOR means the brokerage firm or financial institution (if any) retained to perform administrative services described in Section 6(b).

          BOARD OF DIRECTORS means the board of directors of CCC Information Services Group Inc.

          BROKERAGE ACCOUNT means the account in which the Deposited Shares are held.

          CCC means CCC Information Services Group Inc., a Delaware corporation.

          CODE means the Internal Revenue Code of 1986, as amended.

          COMMITTEE means that committee that administers the Plan and which is appointed pursuant to Section 6.

          COMPANY means CCC and any Participating Subsidiaries.

          COMPENSATION means the Participant's base pay while a Participant in the Plan, which excludes overtime and bonuses.

          DEPOSITED SHARES means the full and fractional Shares that have been purchased for a Participant pursuant to the


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     exercise of Options under the Plan and which are held for the Participant in a Brokerage Account.

          ELECTED PERCENTAGE means the percentage of Compensation that the Participant elects to contribute toward the purchase of Shares pursuant to this Plan.

          ENTRY DATE means the first day of February, May, August and November; PROVIDED, HOWEVER, that the initial Entry Date shall be March 1, 1998.

          FAIR MARKET VALUE means for a Trading Day the closing price for Shares as reported by NASDAQ or, if the Shares are no longer listed on NASDAQ, as reported on such other exchange on which the Shares are listed.

          GRANT DATE means the first Trading Day of February, May, August and November; PROVIDED, HOWEVER, that the initial Grant Date shall be the first Trading Day of March 1998.

          OPTION means an option granted under this Plan that will entitle a Participant to purchase Shares.

          PARTICIPATING SUBSIDIARY means a Subsidiary listed in Appendix A whose employees are eligible to be granted Options under the Plan.

          PLAN means the CCC Information Services Group Inc. 1998 Employee Stock Purchase Plan.

          PURCHASE ACCOUNT means the account used to purchase Shares through the exercise of Options under the Plan.

          PURCHASE DATE means the last Trading Day of each calendar month, or such other date as shall be established by the Committee.

          PURCHASED SHARES means the full and fractional Shares purchased pursuant to the exercise of Options under the Plan.

          RESTRICTED PERIOD means the period of time during which Shares are held in the Deposit Account pursuant to Section 11(d).

          SHARES means the common stock of CCC Information Services Group Inc., par value $.10 per share.

          STATUTORY LIMITATION is defined in Section 7.


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          SUBSIDIARY  means any corporation of which stock possessing at least
     50% of the total combined voting power of all classes of stock entitled to vote is owned by CCC or any other Subsidiary or Subsidiaries.

          TRADING DAY means any day on which Shares are traded on NASDAQ, or if the Shares are no longer listed on NASDAQ, such other exchange on which the Shares are listed.

     3.   STOCK TO BE ISSUED UNDER THE PLAN.

          (a)  CCC SHARES.   The stock subject to Options shall be the common
stock of CCC (the "Shares"), as traded on NASDAQ or on such other exchange as the Shares shall be listed.

          (b) LIMITS UPON NUMBER OF SHARES ISSUABLE. Subject to adjustment pursuant to Section 12, the maximum number of Shares issuable upon the exercise of Options shall not exceed 500,000. Shares granted under the Plan may be either authorized but unissued shares or shares now or hereafter held in the
treasury of CCC.   In the event that any Option granted pursuant to this Plan expires or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the Shares which were subject to such Option shall again be available for grant as an Option under this Plan and shall not reduce the aggregate number of Shares available for grant under this Plan.

     4. APPROVAL BY SHAREHOLDERS. Continuance of the Plan shall be subject to approval by the shareholders of CCC within twelve months before or after the date the Plan is adopted by the Board of Directors. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the Shares of CCC present at the meeting or represented and entitled to vote thereon.

     5.   ADMINISTRATION.

          (a) POWERS AND DUTIES OF COMMITTEE. The Plan shall be administered, in accordance with the provisions hereof, by a duly authorized committee, the members of which shall be appointed by the Board of Directors (the "Committee"). Subject to the provisions of the Plan and Section 423 of the Code, the Committee shall have the discretionary authority to determine the time and frequency of granting Options, the terms and conditions of the Options and the number of Shares subject to each Option. The Committee shall also have the discretionary authority to do everything necessary and appropriate to administer the Plan, including, without limitation, interpreting the provisions of the Plan (but any such interpretation shall not be inconsistent with the provisions of Section 423 of the Code). All actions, decisions


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and determinations of, and interpretation by, the Committee with respect to the
Plan shall be final and binding upon all Participants and upon their executors, administrators, personal representatives, heirs and legatees. No member of the Board of Directors or the Committee shall be liable for any action, decision, determination or interpretation made in good faith with respect to the Plan or any Option granted hereunder.

          (b) ADMINISTRATOR. CCC, any Participating Subsidiary or the Committee may engage the services of a brokerage firm or financial institution (the "Administrator") to perform certain ministerial and procedural duties under the Plan including, but not limited to, mailing and receiving notices contemplated under the Plan, determining the number of Purchased Shares for each Participant, maintaining or causing to be maintained the Purchase Account and the Brokerage Account, disbursing funds maintained in the Purchase Account or proceeds from the sale of Shares through the Brokerage Account, and filing with the appropriate tax authorities proper tax returns and forms (including information returns) and providing to each Participant statements as required by law or regulation.

     6.   ELIGIBILITY.

          (a) EMPLOYEES ONLY; NON-DISCRIMINATION. Only employees of the Company shall be eligible to be granted Options under the Plan. Every employee of the Company shall be eligible to participate on the first Entry Date that occurs after such employee's first day of employment; PROVIDED, that such employee completes and submits an election form by the deadline prescribed by the Committee. Notwithstanding anything in the foregoing to the contrary, employees whose customary employment is for not more than 5 months in any calendar year shall not be eligible to participate. In addition to the foregoing eligibility restrictions, an employee who has not attained the age of majority in his/her place of residence shall not be eligible to participate in the Plan unless such employee has been employed by the Company 2 years or more and such employee's customary employment is more than 20 hours per week. An employee who does not become a Participant on the first Entry Date on which he/she is eligible may thereafter become a Participant on any subsequent Entry Date by completing and submitting an election form by the deadline prescribed by the Committee. All employees eligible to be granted Options under the Plan shall have the same rights and privileges with respect to Options granted at the same time.

          (b) 5% SHAREHOLDERS EXCLUDED. Notwithstanding the foregoing, in no event may an employee be granted an Option if such employee, immediately after the Option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of CCC or a Subsidiary. For purposes of


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determining such stock ownership, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options (whether issued pursuant to this Plan or otherwise) shall be treated as stock owned by the employee.

     7. LIMITATIONS ON NUMBER OF SHARES TO BE PURCHASED. In no event shall a Participant be granted an Option which would permit his/her rights to purchase Shares under all employee stock purchase plans (within the meaning of Section 423 of the Code) of his/her employing Participating Subsidiary and its parent and subsidiary corporations (as defined in Section 424 of the Code) to accrue at a rate which exceeds $25,000 in Fair Market Value of such Shares (determined at the Grant Date relating to such Option) for each calendar year in which any such Option is outstanding at any time (such limitation is referred to herein as the "Statutory Limitation"). The Statutory Limitation applies only to Options granted under "employee stock purchase plans" within the meaning of Section 423 of the Code and does not limit the amount of Shares or other stock of CCC which an employee may purchase under any other stock or bonus plans then in effect.

     8. PURCHASE ACCOUNT. A non-interest-bearing account shall be established with the Administrator (the "Purchase Account") for the purpose of purchasing Shares by Participants under the Plan. Shares purchased under the Plan shall be purchased with funds credited to the Purchase Account in accordance with the Participant's election under Section 9.

     9.   PAYROLL DEDUCTIONS.

          (a) A Participant who elects to purchase Shares under this Plan shall be deemed to have authorized his/her employer to withhold 1% to 10% (in whole percentages) from the periodic payment of his/her Compensation (the "Elected Percentages"). The Participant's employer shall withhold the Elected Percentage from each payment of Compensation, commencing on the Entry Date on which the employee becomes a Participant and continuing until such election is changed or terminated. Such Participant shall be deemed to have given instruction to his/her employer to credit the amount so deducted to the Purchase Account. The amounts so credited in the Purchase Account during each calendar month may only be applied toward the purchase of Shares pursuant to Options granted on the immediately preceding Grant Date.

          (b) CHANGING THE ELECTION. A Participant may change his/her Elected Percentage or terminate the election under subsection (a) above as of a subsequent Entry Date by completing and submitting a change in election form by the deadline prescribed by the Committee.


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     10.  GRANT AND EXERCISE OF OPTIONS.

          (a) GRANT. Options to purchase up to the number of Shares equal to 10% of each Participant's Compensation for the current calendar month and the next succeeding two calendar months divided by the Purchase Price (subject to the Statutory Limitation) shall be deemed to have been granted on the first Trading Day of February, May, August and November (the "Grant Date"); PROVIDED, HOWEVER, that the initial grant of Options shall be a grant on the first Trading Day of March 1998 to purchase up to the number of Shares equal to 10% of each Participant's Compensation for March and April 1998 divided by the Purchase Price (subject to the Statutory Limitation). Notwithstanding anything in the foregoing to the contrary, in no event shall the number of Options granted on any Grant Date exceed the Statutory Limitation divided by four; PROVIDED, HOWEVER, that the initial grant of Options shall not exceed the Statutory Limitation divided by six.

          (b) EXERCISE. One-third of the Options shall be exercised and full and fractional Shares shall be purchased using amounts credited to each Participant's Purchase Account as of the last Trading Day of the calendar month containing the Grant Date and each of the next two succeeding calendar months, or such other date(s) as shall be established by the Committee (each such date being a "Purchase Date"). Notwithstanding anything in the foregoing to the contrary, one-half of the initial Options shall be exercised and full and fractional Shares shall be purchased using the amounts credited to each Participant's Purchase Account as of the March and April 1998 Purchase Dates, respectively.

     11. TERMS AND CONDITIONS OF OPTIONS. Options granted hereunder shall be subject to the following terms and conditions:

          (a) PURCHASE PRICE. The purchase price of each Share subject to an Option under the Plan shall be the lesser of 85 percent of the Fair Market Value of a Share on the applicable Grant Date or 85 percent of the Fair Market Value of a Share on the applicable Purchase Date.

          (b) TERM OF OPTIONS. An Option granted hereunder shall expire after the applicable Purchase Date next following the Grant Date.

          (c) ASSIGNABILITY OF OPTIONS. No Option granted hereunder shall be assignable or transferable except by will or by the laws of descent and distribution, and shall be exercisable, during the lifetime of the Participant, only by the Participant.

          (d) RESTRICTED PERIOD. Upon exercise of an Option, and subject to subsection (e) below, the Participant shall be deemed to


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have consented to the deposit of all of the full and fractional Shares purchased pursuant to such exercise (the "Deposited Shares") in a designated brokerage account maintained by the Administrator for such benefit (the "Brokerage Account") for the greater of a two year period after the relevant Grant Date or a one year period after the relevant Purchase Date (the "Restricted Period").
The Deposited Shares will be held in book-entry form in the name of the Administrator as nominee.

          (e) WITHDRAWAL AND SALE OF DEPOSITED SHARES. A Participant (or if the Participant has died, his/her executor or personal representative) may instruct the Administrator (either in writing or in accordance with such procedures as established by the Committee) to (i) sell his/her Deposited Shares through the Brokerage Account at any time and (ii) pay over to such Participant the proceeds (less any expenses and withholding taxes, including, without limitation, wage and employment withholding taxes) of such sale. In addition, a Participant (or if the Participant has died, his/her executor or personal representative) may withdraw the Participant's Deposited Shares at any time at his/her own expense. Such withdrawal shall be contingent on the Participant satisfying all federal income tax obligations. If the employment of a Participant is terminated (for any reason) and such termination occurs subsequent to the Restricted Period with respect to any Deposited Shares or subsequent to such termination the Restricted Period lapses, the Administrator may require the Participant to withdraw such Deposited Shares from the Brokerage Account at the Participant's own expense.

     12. ADJUSTMENT OF NUMBER OF SHARES SUBJECT TO OPTIONS. The aggregate number of Shares with respect to which Options may be granted, the aggregate number of Shares subject to each outstanding Option, and the Option price per Share may all be appropriately adjusted as the Board of Directors may determine for any increase or decrease in the number of issued and outstanding Shares resulting from a subdivision or consolidation of Shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of Shares, or the payment of a Share dividend or other increase or decrease in the number of such Shares outstanding effected without receipt of consideration by CCC. Adjustments under this Section 12 shall be made according to the sole discretion of the Board of Directors, and its decision shall be binding and conclusive; PROVIDED, HOWEVER, that Options granted pursuant to the Plan shall not be adjusted in a manner that causes the Options to fail to qualify as options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423.

     13. RIGHTS AS A SHAREHOLDER. A Participant shall have rights as a shareholder of CCC with respect to each Deposited Share under the Plan.


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     14.  OTHER REGULATORY ACTIONS.  Prior to the offering of any Shares under the Plan, CCC shall effect a registration of the offering of the Shares of CCC reserved under the Plan in accordance with the requirements of the Securities Act of 1933 and the rules and regulations thereunder.

     15. AMENDMENTS; TERMINATION OF THE PLAN. The Board of Directors may from time to time amend, modify, suspend, discontinue or terminate the Plan at any time without notice; PROVIDED that no Participant's existing rights in respect of existing Options are adversely affected thereby; PROVIDED, FURTHER, upon any such amendment or modification, all Participants shall continue to have the same rights and privileges in respect of existing Options; PROVIDED, FURTHER, that no such amendment of the Plan shall, except as provided in Section 13 hereof: (i) increase the total number of Shares issuable under the Plan; (ii) increase the maximum number of Shares which any Participant may purchase under the Plan; or
(iii) increase, enlarge or improve the rights of existing or future Participants under the Plan unless such amendment shall have been approved by shareholders of CCC within the twelve-month period either before or after the adoption of such amendment.

     16. NO OTHER OBLIGATIONS. The receipt of an Option pursuant to the Plan shall impose no obligation upon the Participant to purchase any Shares covered by such Option. Nor shall the granting of an Option pursuant to the Plan constitute an agreement or an understanding, express or implied, on the part of CCC or any Participating Subsidiary to employ the Participant for any specified period.

     17. NOTICES. Any notice which the Company or any Participant may be required or permitted to give to the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed: if to the Company (or to the Administrator), to such address as the Company, by notice to such Participant, may designate in writing from time to time; and, if to the Participant, at his/her address as shown on the payroll records of the Company.

     18. GOVERNING LAW. The Plan and all Options granted hereunder shall be construed in accordance with and governed by the laws of the State of Illinois without reference to choice of law principles and subject in all cases to the Code and the regulations thereunder.


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                                      APPENDIX A
                              PARTICIPATING SUBSIDIARIES


CCC Information Services Inc. (effective March 1, 1998)
Certified Collateral Corporation of Canada, LTD. (effective March 1, 1998)